Exhibit 10.11


Amendment "A"
Applied NeuroSolutions
Page 1



December 15, 2003

Mr. Bruce N. Barron, CEO
Applied NeuroSolutions, Inc.
50 Lakeview Pkway, Suite 111
Vernon Hills, IL 60061


Dear Bruce:

      RE: Amendment "A" to Letter Agreement dated June 20, 2003
          -----------------------------------------------------

Hemoxymed, Inc. ("Company") and Equity Communications, LLC ("EC") entered into a written agreement by letter dated June 20, 2003 (the "Letter Agreement"). A true and accurate copy of the Letter Agreement is attached hereto as Exhibit "A" and incorporated herein for all purposes.

The Company has subsequently changed its name to Applied NeuroSolutions.

Pursuant to the Letter Agreement, The Company has delivered to EC Common Stock Purchase Warrant No. ANS-A-1 ("Warrant Document") on November 12, 2003.

Applied NeuroSolutions and EC now are desirous of amending the Letter Agreement as set forth below, for valuable consideration, the receipt of which is hereby acknowledged.

The provisions of paragraph number 3 are deleted and replaced with the following, as set forth herein below:

       3.) In addition to the compensation described in paragraph one above, Applied NeuroSolutions agrees to grant to EC and/or its assigns a warrant (the "Warrant") to purchase one million (1,000,000) of its common shares, at a price of twenty cents ($.20) per share, as compensation for services rendered.

       (3a)   The Warrant shall be fully vested on or before December 31, 2003.

Amendment "A"
Applied NeuroSolutions
Page 2


       (3b) The Warrant shall be exercisable at any time until it expires on September 2, 2008.

       (3c) Applied NeuroSolutions agrees, at no cost to EC, to register the shares underlying the Warrant in its next registration statement, which is expected to be submitted on or before March 31, 2003

The company agrees to provide EC, on or before January 31, 2004, with documentation reflecting this amendment. It may, at its convenience, choose to amend the already issued Warrant Document, or issue a second Warrant Document to reflect the provisions of Amendment "A " as set forth above.


All other provisions of Letter Agreement are unchanged and are republished in their entirety except as otherwise provided for herein above.

The above amendments are agreed to modify the Letter Agreement. There are not other oral agreements concerning this manner


Very truly yours,
EQUITY COMMUNICATIONS, LLC



Ira Weingarten, President



AGREED TO:




------------------------------------------------             ------------------
By:  Bruce Barron, Chief Executive Officer                   Dated



Attachment:  Letter Agreement dated June 20, 2003